Exhibit 99.1

Contact:	Brett D. Heffes
763/520-8500

FOR IMMEDIATE RELEASE

WINMARK CORPORATION ANNOUNCES

FIRST QUARTER RESULTS

Minneapolis, MN (April 16, 2014)  —  Winmark Corporation (Nasdaq: WINA) announced today net income for the quarter ended March 29, 2014 of $4,551,900 (or $.86 per share diluted) compared to net income of $4,057,500 (or $.78 per share diluted) in the first quarter of 2013.

Earnings growth during the first quarter was driven by an increase in customer activity within the Company’s lease portfolio as well as increased royalties in the franchising business.  John Morgan, Chairman and CEO, commented, “We experienced solid growth in our lease portfolio during the quarter, and when coupled with the continued growth in new signed franchise agreements positions us well for long-term success.”

Winmark Corporation creates, supports and finances business.  At March 29, 2014, there were 1,021 franchises in operation under the brands Plato’s Closet®, Once Upon A Child®, Play It Again Sports®, Music Go Round® and Style Encore®.  An additional 117 retail franchises have been awarded but are not open.  In addition, at March 29, 2014, the Company had a lease portfolio equal to $40.0 million.

This press release contains forward-looking statements within the meaning of the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), relating to future events or the future financial performance of the Company.  Such forward-looking statements are only predictions or statements of intention subject to risks and uncertainties and actual events or results could differ materially from those anticipated.  Because actual result may differ, shareholders and prospective investors are cautioned not to place undue reliance on such forward-looking statements.

WINMARK CORPORATION

CONDENSED BALANCE SHEETS

(unaudited)

	March 29, 2014	December 28, 2013
ASSETS
Current Assets:
Cash and cash equivalents	$2,411,800	$10,642,600
Marketable securities	791,600	736,500
Receivables, net	1,047,800	1,205,500
Net investment in leases - current	17,174,700	17,239,900
Income tax receivable	—	166,500
Inventories	96,700	96,700
Prepaid expenses	581,700	587,300
Total current assets	22,104,300	30,675,000
Net investment in leases — long-term	22,841,900	20,301,400
Property and equipment, net	1,405,200	1,382,200
Other assets	677,500	677,500
	$47,028,900	$53,036,100
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Line of credit	$14,000,000	$—
Accounts payable	1,616,700	2,441,400
Income tax payable	1,829,200	—
Accrued liabilities	2,126,400	1,233,100
Discounted lease rentals	378,900	424,900
Deferred revenue	2,288,800	2,199,900
Deferred income taxes	4,208,200	4,208,200
Total current liabilities	26,448,200	10,507,500
Long-Term Liabilities:

Discounted lease rentals	204,300	277,400
Deferred revenue	1,238,700	1,180,700
Other liabilities	1,480,500	1,489,000
Deferred income taxes	1,436,800	1,436,800
Total long-term liabilities	4,360,300	4,383,900
Shareholders’ Equity:
Common stock, no par, 10,000,000 shares authorized, 5,144,589 and 5,143,530 shares issued and outstanding	2,506,500	2,949,500
Accumulated other comprehensive loss	(13,900)	(4,100)
Retained earnings	13,727,800	35,199,300
Total shareholders’ equity	16,220,400	38,144,700
	$47,028,900	$53,036,100

WINMARK CORPORATION

CONDENSED STATEMENTS OF OPERATIONS

(unaudited)

	Three Months Ended
	March 29, 2014	March 30, 2013
REVENUE:
Royalties	$8,810,000	$8,474,900
Leasing income	4,375,600	3,407,800
Merchandise sales	788,000	665,700
Franchise fees	349,000	414,600
Other	230,000	185,400
Total revenue	14,552,600	13,148,400
COST OF MERCHANDISE SOLD	754,700	641,100
LEASING EXPENSE	306,600	279,700
PROVISION FOR CREDIT LOSSES	38,900	13,800
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	6,017,900	5,537,900
Income from operations	7,434,500	6,675,900
INTEREST EXPENSE	(62,100)	(89,500)
INTEREST AND OTHER INCOME (EXPENSE)	100	(10,200)
Income before income taxes	7,372,500	6,576,200
PROVISION FOR INCOME TAXES	(2,820,600)	(2,518,700)
NET INCOME	$4,551,900	$4,057,500

EARNINGS PER SHARE - BASIC	$.88	$.81

EARNINGS PER SHARE - DILUTED	$.86	$.78

WEIGHTED AVERAGE SHARES OUTSTANDING - BASIC	5,148,519	4,997,322

WEIGHTED AVERAGE SHARES OUTSTANDING - DILUTED	5,307,946	5,202,696